UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 8, 2005

D. R. Horton, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-14122	75-2386963
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

301 Commerce Street, Suite 500, Fort Worth, Texas		76102
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	817-390-8200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On April 8, 2005, DHI Mortgage Company, Ltd. ("DHI Mortgage"), a subsidiary of D.R. Horton, Inc., entered into a second amendment (the "Second Amendment") to the Amended and Restated Credit Agreement (the "Credit Facility") with U.S. Bank National Association and the other lenders listed thereon. The primary purpose of the Amendment was to amend the Credit Facility to extend the maturity date from April 8, 2005 to April 7, 2006, and to increase the amount that may be borrowed under the uncommitted accordion feature from $50 million to $150 million. The Credit Facility’s committed capacity remains at $300 million. The Credit Facility is secured by certain mortgage loans held for sale and is not guaranteed by D.R. Horton, Inc. or any of the guarantors of the Senior and Senior Subordinated Notes of D.R. Horton, Inc. DHI Mortgage pays interest on the outstanding balance under the Credit Facility at a per annum rate equal to the average daily LIBOR rate plus an applicable margin. The Second Amendment will be filed as an exhibit to the Form 10-Q of D.R. Horton, Inc. for the quarter ended June 30, 2005.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 "Entry into a Material Definitive Agreement" is hereby incorporated by reference into this Item 2.03.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

D. R. Horton, Inc.

April 13, 2005	By:	/s/ Samuel R. Fuller

Name: Samuel R. Fuller
Title: Senior Executive Vice President